UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 04, 2025

Cars.com Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37869	81-3693660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 S. Riverside Plaza
Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 601-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CARS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2025, Cars.com Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting the Company’s stockholders approved the Amended and Restated Cars.com Inc. Omnibus Incentive Compensation Plan (the “Plan”), to increase the maximum number of shares of the Company’s common stock, par value $0.01 per share, that may be issued under the plan by 4,000,000 shares and extend the term of the Plan to June 4, 2035. A description of the material terms of the Plan is set forth in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 25, 2025 (the “Proxy Statement”) and is incorporated by reference herein. The description of the Plan contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting the Company’s stockholders also approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Exculpation Amendment”) to provide for exculpation of certain officers of the Company as permitted by the Delaware General Corporation Law. The Exculpation Amendment became effective upon the filing of an Amended and Restated Certificate of Incorporation of the Company with the Delaware Secretary of State on June 5, 2025 (the “2025 Amended and Restated Certificate of Incorporation”).

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the close of business on April 7, 2025, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 63,527,561 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. There were 59,316,073 shares of the Company’s common stock represented at the Annual Meeting in person or by proxy, constituting 93% of the Company’s outstanding common stock on April 7, 2025. The Company’s stockholders voted on the following matters at the Annual Meeting, each of which is described in more detail in the Proxy Statement:

1.
The election of each of the directors nominated by the Board of Directors to hold office until the 2026 Annual Meeting of Stockholders and until his or her successor is elected and qualified;
2.
The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2025;
3.
The approval, on an advisory basis, of the executive office compensation as disclosed in the Proxy Statement;
4.
The approval, on an advisory basis, of the frequency of future advisory approval of executive officer compensation;
5.
The approval of the Amended and Restated Cars.com Inc. Omnibus Incentive Compensation Plan; and
6.
The approval of an Amendment to the Amended and Restated Certificate of Incorporation of Cars.com Inc. to provide for exculpation of officers.

All of the proposals were approved and the final voting results for each item voted on at the Annual Meeting are set forth below:

Proposal 1: Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Jerri DeVard	48,445,302	1,634,023	9,236,748
Scott Forbes	48,650,091	1,429,234	9,236,748
Jill Greenthal	47,775,005	2,304,320	9,236,748
Thomas Hale	48,968,572	1,110,753	9,236,748
Michael Kelly	49,866,116	213,209	9,236,748
Donald A. McGovern, Jr.	49,867,227	212,098	9,236,748
Greg Revelle	48,887,561	1,191,764	9,236,748

Jenell R. Ross	48,985,979	1,093,346	9,236,748
Bala Subramanian	49,870,973	208,352	9,236,748
T. Alex Vetter	49,942,638	136,687	9,236,748
Bryan Wiener	48,981,748	1,097,577	9,236,748

Proposal 2: Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm

For	Against	Abstain
58,484,809	174,006	657,258

Proposal 3: Advisory Votes on Executive Officer Compensation

For	Against	Abstain	Broker Non-Votes
48,531,056	1,080,534	467,735	9,236,748

Proposal 4: Advisory Vote on Frequency of Future Advisory Votes on Named Executive Officer Compensation

1 Year	2 Years	3 Years	Abstain
46,457,250	17,701	3,150,400	453,974

In light of the voting results with respect to advisory vote on the frequency of future advisory votes on executive officer compensation (the “Say-On-Frequency Proposal”), and in accordance with the recommendation of the Company’s Board of Directors, the Company will hold future advisory votes on the executive officer compensation on an annual basis until the next stockholder advisory vote on the Say-On-Frequency Proposal, which is required to occur no later than the Company’s 2031 Annual Meeting of Stockholders.

Proposal 5: Approval of the Amended and Restated Cars.com Inc. Omnibus Incentive Compensation Plan

For	Against	Abstain	Broker Non-Votes
35,903,051	13,707,532	468,742	9,236,748

Proposal 6: Approval of an Amendment to Amended and Restated Certificate of Incorporation of Cars.com Inc. to provide for Exculpation of Officers

For	Against	Abstain	Broker Non-Votes
46,461,185	3,156,891	461,249	9,236,748

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
3.1	Amended and Restated Certificate of Incorporation of Cars.com Inc.
10.1	Amended and Restated Cars.com Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 99.1 of Cars.com Inc.'s Form S-8 filed on June 4, 2025, File No.333-287762.
104	Cover page formatted as Inline XBRL and contained in Exhibit 101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cars.com Inc.

Date:	June 6, 2025	By:	/s/ Angelique Strong Marks
Angelique Strong Marks Chief Legal Officer